SEA SAND SUB-OPERATOR MINING AGREEMENT

between

SBS MINING CORP MALAYSIA SDN BHD

(Company No: 829349K)

(AUTHORISED & EXCLUSIVE MAIN CONTRACTOR & OPERATOR OF THE APPROVED AREA:

"THE FIRST PARTY")

and

ONE STANDARD CONTINENT SDN BHD

(Company No: 1149132-M)

(SUB-OPERATOR OF THE SPECIFIED AREA:

"THE SECOND PARTY")

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

RESIT RASMI SETEM

ASAL

STAMP OFFICIAL RECEIPT

(Sila lekatkan resit rasmi setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp official receipt to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	TUNAI
No. Adjudikasi *Adjudication No.*	C010CT220820651
Jenis Surat Cara *Type Of Instrument*	SEA SAND SUB-OPERATOR MINING AGREEMENT
Tarikh Surat Cara *Date Of Instrument*	27/05/2022
Balasan *Consideration*	RM 550,000.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
SBS MINING CORP MALAYSIA SDN BHD, NO SYARIKAT 829349-K

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
ONE STANDARD CONTINENT SDN BHD, NO SYARIKAT 1149132-M

Butiran Harta / Suratcara *Property / Instrument Description*
TIDAK BERKENAAN

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Resit Rasmi Setem *Stamp Official Receipt No.*	C010OC220863602
Tarikh Penyeteman *Date of Stamping*	30/05/2022
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 2,750.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 2,750.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37

LEMBAGA HASIL DALAM NEGERI — LHDN MALAYSIA

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date : 30/05/2022 11:23:57*

Pengesahan ketulenan Resit Rasmi Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Official Receipt can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

SEA SAND SUB-OPERATOR MINING AGREEMENT

THIS AGREEMENT is made the 27 day of MAY, 2022.

BETWEEN

SBS MINING CORP MALAYSIA SDN BHD (Company No. 829349K), a company incorporated in Malaysia and having its business address at No 1 Tingkat 1, Lorong Sekilau 1, Bukit Sekilau, 25200 Kuantan, Pahang Darul Makmur, Malaysia *(hereinafter referred to as* ***"the First Party")*** of the one part;

AND

ONE STANDARD CONTINENT SDN BHD (Company No. 1149132-M), a company incorporated in Malaysia and having its business address at D-1-1, Block D, Putra Walk, Jalan PP25, Taman Pinggiran Putra, Sek 2, Bandar Putra Permai, 43300, Seri Kembangan, Selangor Malaysia *(hereinafter referred to as* ***"the Second Party")*** of the other part.

The First Party and the Second Party hereinafter shall collectively be referred to as the ***"the Parties"***.

WHEREAS

(A) Pursuant to a Power of Attorney dated 22nd day of July 2018 between JHW HOLDINGS SDN BHD (Company No. 1172237-W) *(hereinafter referred to as the* ***"the Principal")****;* AND **the First Party,** the First Party has been granted the Sole and Exclusive right to carry out dredging, removal, transporting, exportation and sale of the natural sea sand *(hereinafter referred to as* ***"the Operation")*** at the sea area as described in **Schedule B** hereto *(hereinafter referred to as* ***"the Approved Area")****.*

(B) Pursuant to a Power of Attorney dated 10th day of December 2021 between **the First Party** AND **the Second Party** *(hereinafter referred to as* ***"the POA"*** *and as attached in* ***Schedule A****)*, The Second Party has been granted the right to carry out

dredging, removal, transporting, exportation and sale of the natural sea sand at the sea area of 325.30 sq km of the Approved Area identified and outlined in **Red** as described in **Schedule C** hereto *(hereinafter referred to as "**the Specified Area**")*. The Specified Area will then be divided into a few areas *(hereafter referred to as "**the Concession Area**")* to apply and obtain the Mining License separately and promptly.

(C) The Second Party shall bear all cost and expenses to be incurred with respect for the First Party to carry out and submit to relevant authorities the Environmental Impact Assessment *(EIA)*, Feasibility and Hydraulic Studies and other survey activities in respect of each Concession Area to comply with all the terms and conditions imposed by the Kementerian Sumber Asli Dan Alam Sekitar to obtain the Approval of the Mining License.

(D) The First Party shall grant to the Second Party the exclusive operating right to develop and carry out said mining activities on the Specified Area. Upon signing of this Agreement, the First Party has given a Power of Attorney to the Second Party the exclusive rights to manage and operate the said mining on each of the Specified Area. The Second Party shall bear all costs and expenses to be incurred with respect to all the matters incurred in the application of the mining license and mining operation.

THE PARTIES HEREBY AGREE AS FOLLOWS:-

1.0 AGREEMENT FOR WORKS ON EACH CONCESSION AREA

In consideration of the sum of **RINGGIT MALAYSIA: FIVE HUNDRED FIFTY THOUSAND (RM550,000.00)** only being the retainer fees more particularly as stated in Clause 2.1C hereto payable by the Second Party to the First Party on or before the execution of this Agreement, the First Party agrees to appoint the Second Party as the exclusive Sub-Operator on the works regarding dredging, removal, transportation and sale of the sea sand from the Specified Area at its own costs and expenses, subject to the Permitted Quantity and the terms and conditions stipulated in the Mining License and the terms and conditions herein stated.

2.0 PAYMENT FOR EACH CONCESSION AREA

2.1a TRIBUTE FEE

The Second Party hereby agrees that the First Party shall be entitled to a tribute of **RINGGIT MALAYSIA: ELEVEN FIFTY (RM11.50)** for every metric cube of sea sand dredged, removed, transported, exported and sold from the Concession Area.

This Tribute Fee shall include, amongst other, all government royalties, operation and management costs, and the Principal JV fee for the concessionaire.

The Tribute fee shall exclude, all mining operations and export related fees which shall include:

a) Handling and Custom Clearance Fee
b) Ship-to-Ship Parking Fee
c) Shipping Fee
d) Other costs and expenses arising from mining operations, risk management and control and export.

2.1b CONCESSION RELATED FEE

The Second Party shall bear all cost and expenses to be incurred with respect for the First Party to carry out and submit to relevant authorities the Environmental Impact Assessment (EIA), Feasibility and Hydraulic Studies, and other mining operations and export related costs in respect of the Concession Area to comply with all the terms and conditions imposed by the Kementerian Sumber Asli Dan Alam Sekitar to obtain the Approval of the Mining License.

The concession related fee is non-refundable.

2.1c RETAINER FEE

Upon the signing of this Agreement, the Second Party hereby agrees to pay a **RETAINER FEE** to the First Party in the amount of **RINGGIT MALAYSIA: FIVE HUNDRED FIFTY THOUSAND (RM550,000.00)** only for the Specified Area. The Second Party has the right to claim for refund of the retainer fee through set

off with the tribute fee payable by the Second Party to the First Party for the last few shipments upon completion of the first Concession Area or upon expiry/termination of the Agreement for any reason whatsoever and/or howsoever, whichever shall be earlier.

2.1d **ADVANCE PAYMENT OF GUARANTEE PERFORMANCE MONTHLY TRIBUTE**

Upon issuance of the Mining License, the First Party will obtain all relevant approvals for the Concession Area to guarantee the Second Party a legally workable operation and exportation. The Second Party agrees to pay the First Party in advance the first tribute fee calculated based on 200,000 Metric Cube within 21 days from the issuance date of the Mining License.

Subject to the issuance of the Mining License for the Concession Area, the Second Party hereby commit to dredge, remove, transport, export and sale of **a monthly minimum quantity of Six Hundred Thousand (600,000) Metric Cube of sea sand** *(hereinafter referred to as "Minimum Quantity")*. The Tribute Fee as stated in Clause 2.1a hereto calculated based on the Minimum Quantity shall be paid by the Second Party to the First Party on 14th of each calendar month commencing from the second month after commencement of operation by the Second Party at the Concession Area. If the monthly sale of sea sand for the Concession Area exceeds the Minimum Quantity, the Second Party shall pay the difference in Tribute Fee to the First Party on 7th of the immediate next calendar month.

Upon mutual agreement between the parties and subject to Clause 2.1b hereto, the Second Party may pay in advance such sum of monies being the Tribute Fee for the Minimum Quantity to the designated account of the First Party for the First Party to pay for any concession related payments for the Concession Area.

In the event of any Tribute Fee advanced in pursuant to this sub-clause, the Second Party shall have the right to progressively deduct twenty per centum (20%) of the Tribute Fee payable for every delivered metric cube for each successful sale until the advance Tribute Fee paid is fully set-off.

2.1e All taxes, handling and custom clearance fee, ship-to-ship parking fee and shipping fees imposed arising from sea sand dredged, transported, exported and sold from the Concession Area shall be the sole responsibility of the Second Party.

2.2 The Second Party shall commence operation upon all relevant approvals are obtained in the Concession Area from the relevant authorities and subject to workable weather conditions.

Summary of Payment Terms as stated in Clause 2.0

No.	Item Description	For Each Concession Area *(all within the 325.3 sq km)*
		20 sq km + / Area Size Approved By The Authorities
1.	**Upon Issue of Power of Attorney**	RM550,000.00
2.	**Upon Signing of Mining Agreement** **RETAINER FEE** Refundable via last few shipments of sale	
3.	**Concession Related Fee** ***(Non-Refundable)*** a) Surat Dasar b) EIA, Feasibility Study, Hydraulic Survey c) Mining License Application d) Imposed Deposits by DOE & Fishery Dept	Second Party to bear all costs and expenses related to Concession
3.	**TRIBUTE FEE, which shall include:** a) Government Royalties b) Principal JV Fee for concessionaire (JHW) c) Admin/Operation/Management Cost and Expenses	**RM 11.50 for every metric cube of sea sand dredged, removed, transported, exported, and sold from the Concession Area.** The Tribute Fee shall <u>exclude</u> mining operations and export-related fees. This shall be the responsibility of the second party. a) Handling and Custom Clearance Fee b) Shipping Fee c) Ship-to-Ship Parking Fee d) Other cost and expenses arising out of mining operations, risk mitigation and control and export.

Any additional costs and expenses required by the relevant authorities not stated herein shall be paid by the Second Party.

3.0 **THE FIRST PARTY'S RIGHT, OBLIGATIONS AND WARRANTY**

3.1 The First Party shall be entitled to the Tribute Fee in accordance with the provisions of this Agreement.

3.2 The First Party shall not assign, appoint and permit any other party, subcontractor to enter into any agreement to dredge, remove and transport the sea sand on the Specified Area and the Concession Area unless with prior written approval from the Second Party.

3.3 The First Party shall not interfere with, involve and instruct the operation that is being carried on the Concession Area by the Second Party. The First Party reserves to itself the rights as the main contractor to enter the Concession area for the purpose of supervising but considering safety and security reasons, the First Party shall notify the Second Party at least forty-eight (48) hours in advance each time before entering the Concession Area.

3.4 It is hereby agreed by the parties hereto that for the purpose of measuring the sand extracted at the Concession Area, the First Party shall be entitled to assign a minimum of one (1) of its representative present at all times at the Concession Area to oversee the entire process. However, the representative has the right to interfere or instruct to stop the operation if found to be non-compliance with the terms as stipulated in the Mining License.

3.5 The First Party shall have the right to appoint and authorize its nominee(s) to represent the First Party in any dealings/transactions pertaining to any and all matters mentioned in the Agreement and to attend to the relevant land offices and any government department for the application, approval, registration or delivery of such letters or documents and to take the delivery of the same for the works mentioned in this Agreement.

3.6 The First Party has full responsibility and shall provide full cooperation and assistance to the Second Party with its best endeavors in its dealings with the

appropriate authorities for the royalties, license fees, taxes, export license (AP) or K2, docket(s), rehabilitation contributions, social corporate contributions and all other payments as prescribed by the relevant authorities and registration of all equipment, machinery, and workers related to the works as mentioned in this Agreement with the relevant authorities or agencies. The Second Party shall solely liable for all the payments imposed by all relevant authorities unless otherwise agreed by the parties.

3.7 The First Party shall indemnify and keep the Second Party indemnified against all claims proceedings demands costs action for any damage arising as a consequence of any willful acts or omissions of the First Party in connection with this agreement during all time.

3.8 The First Party shall apply, obtain and renew, for the benefit and/or behalf of the Second Party, all such licenses, permits, permissions, authorizations, and approvals necessary for the dredging, and/or for transporting locally or for export/disposal/selling of the sea sand, if any.

3.9 That there are no pending suits, legal proceedings or claims against the First Party which may affect or interfere in any way with the contemplated transaction between the Parties hereto.

3.10 The First Party shall provide the Second Party a comprehensive sea sand mining and dredging compliance list as stated in the Mining License.

4.0 THE SECOND PARTY'S RIGHTS, OBLIGATIONS AND WARRANTY

4.1 The Second Party shall have the right to enter the Specified Area and the Concession Area and to dredge, explore, search for and obtain sea sand, and sell or export sea sand for the Second Party's own benefit in any manner while strictly complying with the relevant authorities guidelines and regulations.

4.2 The Second Party and/or its authorized agent, as well as its employees, agents, licensed surveyors, partners, subcontractors, geological team and marine technical team with its pieces of machinery and equipment, shall have the right to enter into the Concession Area at such times during approved hour as

stipulated in the Mining License to perform any obligations under this Agreement.

4.3 The Second Party has the absolute discretion and full liberty to appoint any contractors/servants/agents from time to time and at all times during the continuance of this Agreement to enter upon the Concession Area for the purpose of exercising and conducting the operation PROVIDED THAT a written notification and list of contractors'/servants'/agents' names and identities shall be given to the First Party.

4.4 The Second Party hereby undertakes to dredge, remove, transport, export and sell the sea sands from the Concession Area in pursuant to the provisions of this Agreement.

4.5 The Second Party shall at its own costs and expenses construct access roads *(if necessary)* and waterway passage to the Concession Area.

4.6 For the purpose of this Agreement, the Second Party shall be solely responsible to manage and perform safety inspection for all dredgers and vessels used in the Concession Area.

4.6.1 The Second Party and/or relevant authorities shall have the right to determine the right-of-way *(waterway passage)* throughout the Concession Area for the purpose to carry out the operation, to dredge, to remove and transporting the said sea sand from the Concession Area.

4.6.2 The Second Party is responsible to manage at all times the right-of-way *(waterway passage)* in such manner as to prevent any nuisance, hindrance, stop and/or cause obstruction to other concessionaires marine equipment such as dredgers, barges, tugboats, watercraft, or any mode of transportation used to carry out the Concession Area.

4.7 The Second Party shall not allow or permit or suffer to be done the following:-

a. The dredging, removal and transport of sea sand outside the Concession Area; and

b. The dredging, removal and transport of any other minerals not permitted under the Mining License.

4.8 The Second Party shall bear and make all payments due and payable for the issuance of the Mining License including all license fees, taxes, Export License (AP) or K2, docket(s), rehabilitation contributions, social corporate contributions and all other payments as prescribed by the relevant authorities unless otherwise agreed by the parties. The First Party shall ensure the Mining License and/or other relevant permit(s)/license(s) issued by the relevant appropriate authorities is valid and applicable at all material times. The Second Party shall solely liable for all outgoings claims, expenses, bills, taxes, employment of staff, engagement of services incidental to the mining operation and management of the Concession Area.

4.9 The Second Party shall prepare and serve a monthly report in respect of the quantity of said sea sand dredged, removed, transported and exported from the Concession Area on or before the 28th day of each subsequent month commencing 30 days from the date of this Agreement or the date of commencement of the dredging, removing, transportation and exportation of sea sand from the Concession Area, whichever shall be the later.

4.10 To bear all cost and expense in connection with its operations under this Agreement inclusive and not limited to the payment of premium of Mining License and deposit as imposed by the relevant authority under the Mining License in the Concession Area, docket(s), Person in Overall Advisory Control (POAC) and fees of any agent appointed by the Second Party in relation to the mining operations unless otherwise agreed by the parties.

4.11 The Second Party shall ensure to duly register all equipment, machinery, and workers related to the works as mentioned in this Agreement with the relevant authorities or agencies especially on the following item:-

i. Dredgers, Tugboat, barges and vessels;
ii. Any watercraft, and
iii. workers *(foreign and local)*

4.12 The Second Party shall carry out the dredging operations only within the Concession Area in an orderly, skillful and workmanlike manner.

4.13 The Second Party shall not do or permit suffer to be done upon or in connection with the Concession Area anything which shall be or tend to be a nuisance annoyance or cause of damage to the First Party or to any adjoining or neighboring concession, property or occupier thereof.

4.14 The Second Party shall take workmen's compensation insurance in respect of personal injuries or deaths for all the staff, workmen, employees, and other persons engaged at the Concession Area and take out such other necessary insurances and specific mining insurance in respect of any expense liability loss claim or proceedings which may be incurred or sustained by reason of death injury or damage to property real or personal arising out of or in the course carrying out the works including to visitors to the Concessionaire Area. If requested by the First Party, the Second Party will present the insurance policy document detailing the policy coverage and period.

4.15 If requested by the First Party, the Second Party will provide to the First Party the Marine Risk Assessment, Management, Control, and Mitigation documentation to the First Party before the commencement of the mining operation, which such documentations shall include the following risk matters:

a) Identification of hazards that might occur due to the project implementation *(What might go wrong?)*

b) Assessment of risk *(How bad and how likely?)*

c) Risk control options *(Can matters be improved?)*

d) Cost-benefit assessment *(What would it cost and how much better would it be?)*

e) Recommendations for decision-making and mitigation *(What actions should be taken?)*

All costs and expenses arising from such hazards shall be borne by the Second Party.

4.16 At the expiration of this Agreement, the Second Party shall vacate, take down, remove and carry away all portable, temporary or mobile buildings, erection,

works and plant connected with the Concession Area which have been set up or constructed by the Second Party.

4.17 The Second Party agrees at its own costs and expenses to perform all labor and provide all equipment necessary for the exploration, extraction, processing, loading, transporting and sale of the said sea sand from the Concession Area.

4.18 The Second Party shall have the right to place in the Concession Area dredgers, machinery, equipment, sand processing, tools sheds, and other structures required in connection with its operations, with the full right to remove all the dredgers, machinery, equipment and structure within Thirty (30) days after the expiry/termination of this agreement subject to workable weather conditions.

4.19 The Second Party shall be responsible for its dredgers, machinery, equipment, or structures. All vessels that will be involved in this mining operation shall get permission from the Marine Department of Malaysia prior to the start of the operation. Agents of every vessel are required to provide vessel particulars, appropriate licenses, seafarer documents, and any other related documents, including all of the crews working on the vessels. Furthermore, to assist in collision avoidance, it is compulsory for vessels to install an Automatic Identification System (AIS) and Dredging & Dumping Monitoring System (DDMS) to record the traversing path to enhance navigational safety during operation.

4.20 The Second Party shall provide a detailed list of all dredgers, machinery, equipment, or structures to the First Party prior to the commencement of the mining operation for submission of approval to enter the Concessionaire Area.

5.0 <u>RESPONSIBILITY OF THE PARTIES</u>

The Parties hereby agree and undertake as follows:

5.1 At all times and at its own cost and expense to comply with the requirements of all statutory and legal provisions in relation to the operations and the maintenance thereof and without prejudice to the foregoing with all obligations imposed by any other Acts of Parliament of any orders or regulations made

thereunder for the time being in force from time to time affecting the Concession Area.

5.2 To observe, perform, satisfy, comply with adhering to and/or abide by all relevant federal, state, and/or governmental laws, statutes, bye-laws, directives, circular, instrument, legislations, enactment, notice, instruction, compounds with respect to its operations under this Agreement including but not limited to compliance with all applicable safety, health and environmental laws, rules and regulations.

5.3 Not to do anything which would in any way compromise, prejudice or adversely affect or diminish the other party's right or interest which shall necessarily include taking all necessary steps and action to ensure that such rights or interests are not in any way compromised, prejudiced, adversely affected or otherwise diminished.

6.0 <u>MANAGEMENT COMMITTEE</u>

6.1 Both parties agree that a Management Committee shall be formed for the purpose of assisting and facilitating the works as mentioned in this Agreement.

6.2 The members of the Management Committee shall be proposed by both parties mutually.

6.3 The Management Committee shall be chaired by a member as mutually agreed between the parties.

6.4 The chair person of the Management Committee shall have the casting vote in the event of any tie in vote for decision, matter and/or any resolution that is to be passed or approved by the Management Committee.

6.5 The Management Committee shall meet on monthly basis. The chair person shall determine the date, time and venue of such meeting.

6.6 Both parties agree to observe, perform, satisfy, comply with adhere to and/or abide by all of the decision and/or resolution made by the Management Committee.

6.7 Any decision and/or resolution of the Management Committee shall not operate to release or discharge either the First Party or the Second Party of or from any of its obligations or duties under or in relation to this Agreement.

7.0 INDEMNITY

7.1 Indemnity by the Second Party to the Principal and First Party.

The Second Party shall indemnify and keep the Principal and the First Party fully indemnified against all claims, actions, proceedings fines, penalties, levies, summons and/or prosecution howsoever arising and made against the Principal and the First Party arising from the operation of the Concession Area or anything related thereto in the event there is any default by the Second Party.

7.2 Indemnity by the First Party to the Principal and Second Party

The First Party shall indemnify and keep the Principal and the Second Party fully indemnified against all claims, actions, proceedings fines, penalties, levies, summons and/or prosecution howsoever arising and made against the Principal and the Second Party arising from any default by the First Party.

8.0 REPRESENTATIONS, WARRANTY AND COVENANTS

8.1 Each of the Parties hereto represents, warrants to and covenants with one another as follows:

(a) it has the power and authority to enter into the Agreement and to execute, deliver and perform the terms of the Agreement and that it has obtained approvals and authorization necessary for the execution, delivery and performance of the same and accordingly;

(b) this Agreement when executed will constitute legal, valid and binding obligations upon it in accordance with the term herein provided;

(c) the execution, delivery and performance of this Agreement do not and will not;

  (i) exceed the powers granted to it under its memorandum and articles of association; or

  (ii) violate the provision of any law, regulation, directive, order or decree of any governmental authority, agency or court to which it is subject or any agreement to which it is a party or which is binding on it nor it be in breach of its duties to any other person to whom it may owe a duty;

(d) it shall take all steps necessary on its part to give full effect to the provisions of this Agreement.

8.2 Each of the Parties hereto warrants to, covenants and undertakes with the other Party that the defaulting Party shall fully indemnify the non-defaulting Party and hold the non-defaulting Party harmless against any liability, loss, cost or damage, including but not limited to any liability, loss, cost or damage *(including legal costs on a solicitor and client basis)* that the non-defaulting Party may incur or sustain as a result or any proceedings or actions taken by third party against the non-defaulting Party arising from a breach by the defaulting Party of any of its representations or warranties or covenants herein.

8.3 Each of the Parties hereto acknowledges that the other Party hereto has entered into this Agreement on the basis of and in reliance upon the accuracy, truth and correctness of the representations, warranties and covenants set out above.

8.4 Each of the Parties hereto agree and declare that each of the representations, warranties and covenants set out above are separate and independent and shall not be limited by any provisions of this Agreement and shall survive any determination or rescission or frustration of the Agreement for any reason whatsoever.

9.0 DEFAULT BY THE FIRST PARTY

It is also agreed between the parties hereto that if the Second Party is willing ready and able to comply with their obligations hereof and the First Party fail(s) to comply with the First Party's obligations under this Agreement, the Second Party shall be entitled to seek specific performance of the terms and conditions of this Agreement to carry on the dredging activities and such other legal remedies against the First Party.

10.0 FURTHER TERMS AND CONDITIONS

10.1 Contractual Term

The parties hereby agree that the contractual term of this Agreement shall remain effective for five (5) years from the date of this agreement unless both parties agree to terminate this agreement in writing subject to the terms and conditions as stated in clause 10.2. PROVIDED THAT there shall be no prior breach by the Second Party and with written request for extension being made by the Second Party to the First Party three (3) months prior to the expiry, the First Party hereby agree to grant the Second Party another term of five (5) years upon the same terms and conditions.

10.2 Termination

10.2.1 The First Party may terminate this Agreement immediately at any time on the occurrence of any of the following events:-

i. The Second Party does any act or omission that may cause any actions, criminal or otherwise taken by any relevant authority against the First Party or the holder of the Mining License *(the Principal)* so as to risk the withdrawal and termination of the Mining License;

ii. The Second Party goes into voluntary liquidation *(otherwise than for the purpose of reconstruction or amalgamation)* or an order of Court is made for its compulsory liquidation; or

iii. The Second Party enters into any composition or agreement with its creditors; or

iv. The Second Party has a receiver appointed over the whole or any part of its undertaking or assets; or

v. The Second Party ceases or threatens to cease to carry on the whole or any substantial part of its business, other than in the course of reconstruction or amalgamation; or

vi. The Second Party has any step taken against them for their winding up; or

vii. The Second Party fails to comply, neglects and/or refuse to comply with the material decision and/or resolution duly made by the Management Committee.

Then in any such event the First Party may by written notice forthwith terminate this Agreement and to forfeit the Retainer Fee paid under this Agreement, but without prejudice to any right of either party to sue for damages for any antecedent breach of this Agreement.

10.2.2 The Second Party may terminate this Agreement at any time on the occurrences of any of the following events:-

i. The First Party fails to take all necessary action to remedy any breach of this Agreement attributable directly and/or indirectly to the First Party within thirty (30) days from the service of any written notice by the Second Party complaining of such breach.

Then in any such event, the Second Party may by written notice forthwith terminate this Agreement and the First Party shall forthwith refund to the Second Party the Retainer Fee and any advance Tribute Fee paid, if any, under this Agreement and further pay to the Second Party a sum equivalent to the Retainer Fee as agreed liqudated damages, but without prejudice to any right of either party to sue for damages for any antecedent breach of this Agreement.

10.2.3 Any termination of this Agreement *(whether under this clause or otherwise)* shall not relieve either party hereto of any obligation under this Agreement which is expressed to continue after termination and failure by either party hereto in any one or more instances to terminate this Agreement on account of any default or breach by the other shall not be taken to constitute a waiver of the same or of any other default or breach by the other.

10.2.4. Any termination of this agreement as stated in Clause 10.2.1 by the Second Party shall result in forfeiture of the entire Retainer Fee as claims of damages.

11.0 <u>OTHER PERMITS, TAXES, LICENSE FEES</u>

11.1 The First Party shall be responsible for obtaining and/or maintaining all permits and licensing required by law for dredging and transportation of the sea sand and the Second Party shall pay all costs associated with such permitting and licensing. The First Party agrees to assist the Second Party in all of the above matters.

11.2 Each party shall bear its own tax in respect of any income derived from this Agreement, and other like obligations chargeable or levied payable in respect of their income derived under this Agreement.

11.3 The Second Party shall be responsible for obtaining at its own cost all permits necessary for the supply, transportation, storage use of machinery, equipment in connection with the works under the Agreement.

12.0 <u>COMPLIANCE WITH LAW</u>

12.1 Each party agrees to undertake and warrants that they shall observe and comply with all applicable by-laws, laws, enactments, directives, statutes, ordinances, governmental rules and regulations currently in force and/or hereinafter in force applicable to the subject matter of this Agreement.

13.0 FORCE MAJEURE

13.1 Neither the Second Party nor The First Party shall be liable for failure to perform any of its obligations under this Agreement during any period in which performance is prevented by any cause beyond such party's control, which causes are called "force majeure". For purposes of this Agreement, "force majeure" includes, but is not limited to, acts of God, fire, flood, deadly virus outbreaks such as Covid-19, undue shortage of energy of power, strikes, insurrection or mob violence, requirements or regulations of government. The party whose performance is prevented will notify the other party of the date of commencement and cause of each period of force majeure and the time of removal of such cause.

14.0 COUNTERPARTS

14.1 This Agreement may be executed simultaneously in one or more counterparts including by means of telefax signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.0 GOVERNING LAW AND STATUTORY OBLIGATIONS

15.1 Law

This Agreement shall be governed by and construed in accordance with laws of Malaysia. The courts in Malaysia shall have exclusive jurisdiction relating to all matter affecting or arising out of this Agreement and the parties hereto hereby submit to the exclusive jurisdiction of the Courts of Malaysia for these purposes and for the determination of all actions and proceedings arising out of this Agreement.

15.2 Illegality

If any provision of this Agreement is held to be illegal or invalid under existing or future laws or regulations during the currency of this Agreement, the parties hereto shall first discuss and agree on either of a method of overcoming the

illegality or both parties shall have the option to terminate this Agreement PROVIDED ALWAYS prior to arriving at an agreement for the method or overcoming the illegality or termination of this Agreement consequent on the discovery of the illegality, this Agreement shall be construed as if such illegal or invalid provision had never comprised a part of this Agreement and the remaining provisions this Agreement shall remain in full force and effect and shall not be affected by the illegal or invalid provision or by its severance from this Agreement.

16.0 MISCELLANEOUS

16.1 Waiver and Amendments

(a) No failure or delay on the part of any party in exercising nor any omission to exercise any right power privilege or remedy accruing to the other party under this Agreement upon any default on the part of the other party shall any action by any party in respect of any default or any acquiescence in any such default affect or impair any right power privilege or remedy of the other party in respect of any other or subsequent default.

(b) Neither this Agreement nor any provision hereof may be amended, changed, modified, varied, waived, discharged or terminated orally except by a statement in writing signed by the party or parties against whom enforcement of the amendment change modification variation waiver discharge or termination is sought.

16.2 Acquiescence

Knowledge or acquiescence by either party hereto of the breach of any of the covenants and undertakings or misrepresentation herein contained shall not operate as or be deemed to be waiver of such covenants, undertakings, warranties, representations or any of them and notwithstanding such knowledge or acquiescence each party hereto shall be entitled to exercise its respective rights under this Agreement and to require strict performance of the other of the terms and conditions herein.

16.3 **<u>Severability</u>**

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present of future laws, such provisions shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or enforceable provision had never comprised a part hereof and the remaining provision shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision there shall be added automatically as part hereof a provision, as similar in terms to such illegal, invalid or unenforceable provision as may be possible that is legal, valid and enforceable so as to give effect to the intent of the parties hereunder.

16.4 **<u>Confidentiality and Disclosure of Information</u>**

16.4.1 Save for any necessary and reasonable disclosure by the Parties hereto to their respective related authorities, each of Parties shall *(and shall procure that its agents and where applicable its officers and employees and their respective related corporations shall)*, at all times keep confidential any confidential information which it may acquire in relation to the Business and shall not use or disclose such information except:-

(a) if the information has come into the public domain prior to, or after the disclosure and in such case through no wrongful act of the recipient; or

(b) if the information is already known to the recipient prior to any disclosure of the same by any other Party; or

(c) if the information has been lawfully received from a third party without restrictions or breach of this Agreement; or

(d) if the information has been or is published without violation of this Agreement; or

(e) if the information is independently developed in good faith by employees of the recipient who did not have access to the information; or

(f) if the information is approved for release or use by written authorisation of the other party; or

(g) if the information is required by law or by any regulatory or governmental authority; or

(h) with the written consent of that other Party; or

(i) in accordance with the order of a court of competent jurisdiction or of any governmental or regulatory authority;

16.4.2 The obligations imposed by this Clause 16.4 shall survive the termination of this Agreement.

16.5 **Binding Effect**

This Agreement shall be binding upon the parties hereto and their permitted legal assigns and successors-in-title by operation of law or otherwise.

16.6 **Mutual Co-operation**

In entering this Agreement, the Parties hereto recognise that it is impractical to make provisions for every contingency that may arise in the course of the performance thereof. Accordingly, the Parties hereto hereby declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interests of any of them and if in the course of the performance of the Agreement unfairness to any Party is disclosed or anticipated then the Parties hereto shall use their best endeavours to agree upon such action as may be necessary or equitable to remove the cause or causes of the same.

16.7 **Assignment**

No party hereto shall assign this Agreement or any part thereof or any benefit or interest herein or hereunder without the prior written consent of the other party hereto *(which consent shall not be unreasonably withheld)*.

16.8 **Entire Understanding/Modification**

(a) This Agreement embodies the entire understanding of the parties in respect of the matters contained or referred to in it and there are no promises, terms, conditions or obligations, oral or written, expenses or implied other than those contained herein this Agreement.

(b) If by reason of any unforeseen occurrence or development the operation of this Agreement is likely to cause any inequitable hardship to one or more parties contrary to the spirit of this Agreement, the parties will negotiate immediately in good faith in what manner and terms and conditions of this Agreement may be modified in order to provide in an equitable manner within the spirit of this Agreement for such unforeseen occurrence of development, Provided Always that no modification or amendment of this Agreement and no waiver of any of the terms and conditions hereof shall be valid unless made in writing duly executed by the signatory parties hereto or thereto.

16.9 **Conflict with Other Agreement**

In the event of any conflict between the provisions of the other agreement entered into between the First Party and the Second Party pertaining to the provisions of this Agreement, the provisions of this Agreement shall prevail as between the parties hereto.

16.10 **Survival of rights, duties and obligations**

Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination.

16.11. **Further Assurances**

Both parties shall, and shall use its reasonable endeavours to procure and ensure that any necessary third party shall, from time to time execute such documents and perform such acts and things as either party may reasonably require to give each of them the full benefit of this Agreement.

16.12. **Reconstruction of the parties**

The liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction, merger, takeover or otherwise which may be made in the constitution of any one of the Parties.

16.13 **Notices**

Unless otherwise specified herein, all notices, requests or other communications to or upon each of the parties hereto shall be deemed to have been given in the case of notice by letter three (3) days after the same is sent by registered post or in the case of notice given by facsimile immediately after transmission when the recipients facsimile number is shown on the sender's receipt of a confirmed log print-out for the transmission regarding the date, time and transmission of all pages and all notices, requests and communications shall be addressed to the addresses of the parties hereto hereinbefore mentioned or such other address as either of the parties hereto may designate from time to time by written notice to the other party hereto. Any such notice shall be deemed to be served upon delivery.

16.14 **Time is of the Essence**

Time, whenever mentioned in this Agreement, is of the essence of this Agreement unless otherwise extended as provided in this Agreement.

16.15 **Solicitors Cost**

Each Party shall bear its own solicitor costs and expenses in connection with the preparation, execution and completion of this Agreement.

16.16 **Stamp Duty**

The Second Party shall be liable to pay for all stamp duty payable on this Agreement and other documents related hereto.

16.17 **Schedules And Appendices**

All schedules and appendices attached herein in this Agreement form an integral part of this Agreement and shall be read and construed for all intent and purposes as an integral part of this Agreement.

16.18 **Headings**

The headings and sub-headings of this Agreement are inserted for convenience only and are to be ignored in this construction and/or interpretation of this Agreement.

16.19 **Whole Agreement**

This Agreement constitutes the entire agreement between the Parties hereto and any prior arrangements, agreements, representations, and undertakings are superseded by this Agreement. Any modification or alteration of the clauses of this Agreement shall not be valid except in writing and signed by both Parties

[The remainder page is intentionally left blank]

IN WITNESS WHEREOF the Parties hereto have herewith set their hands and seal on the date above written.

FIRST PARTY

The Common Seal of the First Party	)
is affixed herewith	)
in accordance with its constitution	)
in the presence of:	) ....

Name : LIEW CHIN LOONG
Designation : DIRECTOR
NRIC No. : 720807-14-5733

....
Name : LOK KHING MING
Designation : DIRECTOR
NRIC No. : 690923-08-5489

SECOND PARTY

Signed by	)
TAY KIM LENG	)
as the authorised signatory of	)
The Second Party	)
in the presence of:	) ....

Name : TAY KIM LENG
Designation : DIRECTOR
NRIC No. : 750803-01-7045

....
Name : Lim Choon Yih
Designation :
NRIC No. : 831105-02-5501

SCHEDULE A

POWER OF ATTORNEY

(The First Party & The Second Party)

SCHEDULE B

LOCATION MAP OF

THE APPROVED SEA AREA (385.3 Sq Km)

SULIT

**Permohonan Melombong Pasir Dasar Laut Di Bawah Seksyen 4,
Akta Pelantar Benua 1966 Oleh Syarikat JHW Holdings Sdn. Bhd.
JKPTG (S)/BPHP/8-2 SK 394 (14)**

Lampiran A



Senarai Koordinat Kawasan
Permohonan Melombong Pasir Dasar Laut
oleh Syarikat JHW Holdings Sdn. Bhd.
Titik
Latitud (U)
Longitud (T)
A
B
C
D
MALAYSIA
(Terengganu)
104° 00' T
4° 30' U

KERATAN DARIPADA CARTA MAL 645
Rujukan kami : JUPEM.BP.EP(S) 10.13.6 Jld. 10

Skala 1 : 400.000

SULIT

SCHEDULE C

LOCATION MAP OF

THE SPECIFIED SEA AREA (325.3 Sq Km)

Note: The exact coordinates of the sea area will be defined upon survey.


SULIT
Permohonan Melombong Pasir Dasar Laut Di Bawah Seksyen 4,
Akta Pelantar Benua 1966 Oleh Syarikat JHW Holdings Sdn. Bhd.
JKPTG (S)/BPHP/8-2 SK 394 (14)
Lampiran B
MALAYSIA
(Terengganu)
104° 00' T
KERATAN DARIPADA CARTA MAL 645
SULIT